UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2014

Commission File Number:  000-50768

ACADIA Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
061376651
(IRS Employer Identification No.)

11085 Torreyana Road #100, San Diego, California 92121
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 13, 2014, ACADIA Pharmaceuticals Inc. and Trion Worlds, Inc. entered into a sublease agreement for 51,439 square feet of office space located at 3611 Valley Centre Drive in San Diego, California. The master lease is held by Kilroy Realty L.P., which has consented to the sublease. The term of the sublease is expected to run from January 1, 2015 through February 28, 2019 when the master lease is scheduled to end. The initial monthly base rent is $2.20 per square foot with annual increases of 3.5% commencing January 1, 2016.

The foregoing description of the sublease agreement is only a summary and is qualified in its entirety by reference to the sublease agreement, a copy of which will be filed as an exhibit to ACADIA's Annual Report on Form 10-K for the year ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date:   November 19, 2014
By:	/s/ Glenn F. Baity

Name: Glenn F. Baity
Title: EVP, General Counsel & Secretary